Exhibit 99.1

ShoreTel Reports Financial Results for Third Quarter Fiscal Year 2016

ShoreTel Hosted Revenue Accelerating

Launched Premises to Cloud Migration Program; Leverages Installed Base to Drive Hosted Revenue

SUNNYVALE, Calif., April 28, 2016 /PRNewswire/ -- ShoreTel® (NASDAQ: SHOR), the leading provider of brilliantly simple unified communications (UC) solutions and phone systems, today announced financial results for the third quarter of its fiscal year 2016, which ended March 31, 2016.

For the third quarter of fiscal 2016, total revenue was $85.2 million, compared to $84.7 million in the third quarter of fiscal 2015. Non-GAAP net loss, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, acquisition-related cost, other adjustments and related tax changes, for the third quarter of fiscal year 2016, was $3.9 million, or $0.06 per share. This compares with a non-GAAP net income of $2.6 million, or $0.04 per diluted share, in the third quarter of fiscal 2015. GAAP net loss was $8.7 million, or $0.13 per share, in the third quarter of fiscal 2016, compared with a GAAP net loss of $2.6 million, or $0.04 per share, in the third quarter of fiscal 2015. The year over year reduction in profitability is due primarily to the acquisition of Corvisa which closed in January 2016 and the decline in product revenues.

"In the fiscal third quarter we accelerated both cloud bookings and hosted revenue, with particular strength from mid-market and enterprise customers" said Don Joos, president and CEO of ShoreTel. "We continued to execute on our five catalysts for growth as we introduced new ShoreTel Connect features, expanded our cloud geographic footprint, and launched the premises to cloud migration program to leverage our installed base to drive hosted revenue growth."

Third Quarter of Fiscal 2016 Financial Highlights

Hosted revenues of $32.8 million in the third quarter of fiscal 2016 were up 22 percent year-over-year and 7 percent sequentially. Non-GAAP hosted gross margin increased to 53.3 percent in the third quarter of fiscal 2016, representing an improvement over the 49.8 percent in the third quarter of fiscal 2015. GAAP hosted gross margin for the third quarter of fiscal year 2016 was 49.4 percent, compared with 45.7 percent in the third quarter of fiscal year 2015. The total number of installed customer seats increased 27 percent over the third quarter of fiscal 2015 to approximately 218,000. Hosted revenue churn was 4.7 percent annualized in the third quarter of fiscal 2016.

Product revenues of $33.9 million in the third quarter of fiscal 2016 were down 14 percent year-over-year and down 17 percent sequentially. Non-GAAP product gross margin was 67.1 percent in the third quarter of fiscal 2016, compared with 65.2 percent in the third quarter of fiscal 2015. GAAP product gross margin for the third quarter of fiscal year 2016 was 67.1 percent, compared with 60.4 percent in the third quarter of fiscal year 2015.

Support and services revenues of $18.5 million in the third quarter of fiscal 2016 were up 1 percent year-over-year and down 2 percent sequentially. Non-GAAP support and service gross margin was 73.5 percent in the third quarter of fiscal 2016, compared with 75.8 percent in the third quarter of fiscal 2015. GAAP support and service gross margin for the third quarter of fiscal year 2016 was 72.8 percent, compared with 75.3 percent in the third quarter of fiscal year 2015.

Recurring revenues, which consist of all hosted and related services revenue plus support revenues, represented 58 percent of total revenue in the third quarter of fiscal 2016 and reached an annualized value of $198 million; an increase of 15.2 percent compared to the third quarter of fiscal 2015.

Non-GAAP total gross margin, for the third quarter of fiscal year 2016, was 63.2 percent compared with 62.6 percent in the third quarter of fiscal 2015. GAAP total gross margin for the third quarter of fiscal year 2016 was 61.5 percent compared with 58.9 percent in the third quarter of fiscal year 2015.

As of March 31, 2016, the company had $100.0 million in cash, cash equivalents and short-term investments and no outstanding debt. The company generated $2.1 million in cash flow from operations in the quarter ended March 31, 2016.

Selected Operational Metrics

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	03/31/16	12/30/15	09/30/15	06/30/15	03/31/15
Recurring Revenue as a Percent of Total Revenue	58%	52%	51%	47%	51%

Annual Recurring Revenue Run Rate (in millions)	$ 198.0	$ 188.9	$ 183.8	$ 178.6	$ 171.8

Cloud Average Monthly Recurring Revenue Per Customer	$ 2,209	$ 2,244	$ 2,349	$ 2,368	$ 2,347

Cloud Monthly Average Revenue Per User (ARPU)	$ 52	$ 52	$ 53	$ 54	$ 53

Cloud Average # of Seats per Customer	43	44	44	44	44

Cloud Revenue Churn Rate Annualized	4.7%	6.4%	5.3%	4.4%	7.9%

Non-GAAP Gross Margin-Product	67.1%	66.7%	67.6%	65.9%	65.2%

Non-GAAP Gross Margin-Hosted and related services	53.3%	57.3%	57.1%	51.9%	49.8%

Non-GAAP Gross Margin-Support and Services	73.5%	75.7%	76.5%	77.3%	75.8%

Total Company Headcount	1,188	1,086	1,070	1,063	1,068

Third Quarter of Fiscal 2016 Business Highlights

ShoreTel Rolls Out ShoreTel Connect HYBRID Sites for Flexible, Mix-and-Match UC Deployments

In February, ShoreTel rolled out ShoreTel Connect™ HYBRID Sites in North America, which enables companies to mix-and-match Connect ONSITE and Connect CLOUD services and applications across multiple locations.

ShoreTel Connect HYBRID Sites provides a flexible communications solution that allows companies to move at their own pace and as their business needs dictate to full and mixed cloud deployments, while protecting existing communications investments. ShoreTel Connect can be configured multiple ways and across multiple geographies to fit with individual company growth and business models; ensuring that what companies select today will grow with them as their needs change in the future.

ShoreTel Connect HYBRID Sites provides automated directory synchronization, a common dial plan that allows extension-to-extension dialing, and feature parity for the mixed deployment model, all in a highly secure manner.

Telarus to Offer ShoreTel Connect CLOUD

In February, Telarus Inc., master agent and national distributor of voice, data, and cloud infrastructure services, entered into an agreement to sell ShoreTel Connect CLOUD. The agreement paves the way for the 1,500 channel partners of Telarus to offer a premier cloud-based collaboration solution from ShoreTel to their clients. Many of Telarus' channel partners specialize in hosted voice and unified communications services and already offer the ShoreTel ONSITE solution.

ShoreTel Launches Cloud-based Voice Service in Australia

Earlier this month ShoreTel launched ShoreTel Hosted Voice in Australia, a fully managed IP telephony hosted solution offering voicemail, unified messaging, click to dial, mobility and audio conferencing services, with optional services available such as contact center, call recording and toll-free numbers. Customers can now also deploy ShoreTel 400 series phones for an end-to-end ShoreTel experience. The service is available in Australia via a network of more than 100 existing ShoreTel partners.

While ShoreTel has been offering a hosted solution under the M5 Networks Australia brand since November 2015, today's launch marks the completion of the integration of M5 into ShoreTel and the first phase of product enhancements.

ShoreTel Hosted Voice data centers are located in Sydney, Melbourne and Canberra, addressing enterprise IP telephony requirements for Australian organizations of all sizes. The offering includes IP telephony service on a per month per user subscription basis.

ShoreTel Expands Connect Solution Portfolio in Canada

In Canada, ShoreTel has an established channel partner community and has been offering onsite solutions for many years, including ShoreTel Connect ONSITE. ShoreTel is now offering the full ShoreTel Connect™ portfolio to mid-market and enterprise customers in Canada* including Connect CLOUD and Connect HYBRID. ShoreTel Connect is a business communications solution that delivers a single user interface across a common set of devices from the cloud, onsite or a hybrid combination of both.

*Services not available in Quebec province.

ShoreTel Now Offers Enhanced Microsoft Skype for Business Integration for Mid-market and Enterprise Customers

ShoreTel has enhanced its integration to Microsoft Skype for Business with a new plug-in that embeds telephony controls inside the Skype for Business client. "ShoreTel Telephony for Microsoft" enables ShoreTel phone system customers who use the Skype for Business client to have robust phone controls at their fingertips.

Specifically, with ShoreTel Telephony for Microsoft, users can dial contacts directly from the Skype for Business client, execute conference calls, transfer calls, access their voicemail box, view and set presence information, and control all of their ShoreTel preferences such as call routing.

For the IT department, ShoreTel Telephony for Microsoft is a client-side integration, so no changes are required to the environment. The plug-in supports Lync 2013, Skype for Business 2015, and Skype for Business 2016 clients in both Office 365 and on-premises environments. ShoreTel does not require a separate license – the plug-in is part of the standard and above bundles for ShoreTel Connect CLOUD and Connect ONSITE.

ShoreTel Enhances Technology Partner and Developer Program; Aruba Joins Program

In February, ShoreTel launched ShoreTel TechConnect, a new global technology and developer partner program to extend the capabilities beyond its current product portfolio, including an expanded relationship with an independent testing firm.

With the roll out of the ShoreTel Connect solution for onsite, cloud and hybrid UC deployments, ShoreTel recognizes the increased interest in third-party integration with this portfolio. Building on the solid foundation of its Innovation Network, which has 1,500+ developers and 110 technology partners, ShoreTel has renamed and expanded the program. ShoreTel has also deepened its relationship with an independent third-party testing and services firm. This relationship will increase test capacity, resulting in faster time to market, and provide new remote test preparation capabilities via the cloud.

ShoreTel TechConnect brings enhancements over the previous program, including:

  A more efficient certification process
  New remote test and preparation capabilities
  No membership fee for Technology Partners self-validating with third-party test firm
  Additional marketing opportunities as well as advance notification and sponsorship priority for the ShoreTel Champion Partner Conference

Soon after the program launch, Aruba, a Hewlett Packard Enterprise (HPE) company, joined ShoreTel TechConnect and now has solutions certified with the ShoreTel Connect™ product portfolio. Adding Aruba to the ShoreTel TechConnect program extends the long-standing relationship ShoreTel has had with HPE and delivers greater value for customers through verified applications and devices.

Specifically, the Aruba Instant IAP-205 and IAP-215 access points and Aruba Central cloud management platform have received certification with ShoreTel Connect. These certifications provide customers with an optimized cloud solution for their unified communications needs.

ShoreTel Connect Receives 2016 Unified Communications Product of the Year Award

TMC, a global, integrated media company, named ShoreTel Connect as a 2016 Unified Communications Product of the Year Award winner.

Business Outlook

ShoreTel is providing the following outlook for its fiscal fourth quarter of 2016 ending June 30, 2016:

  Total revenue is expected to be in the range of $88 million to $94 million.
  Non-GAAP gross margin, which excludes approximately one and one-half percentage points in stock-based compensation charges, amortization of acquisition-related intangibles and other adjustments, is expected to be in the range of 62.5 percent to 63.5 percent.  GAAP total gross margin is expected to be in the range of 61 percent to 62 percent.
  Non-GAAP operating expenses, which excludes approximately $2.5 million in stock-based compensation expenses, amortization of acquisition-related intangibles, and other adjustments, are expected to be in the range of $56.5 million to $57.5 million.  GAAP total operating expenses are expected to be in the range of $59 million to $60 million.

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on Thursday, April 28, 2016. To access the conference call, dial + 1-866-652-5200 for callers in the U.S. or + 1-412-317-6060 for international callers and ask to join the ShoreTel call.

A live webcast will be available in the Investor Relations section of the Company's corporate website at http://ir.shoretel.com/ and an archived recording will be available beginning approximately two hours after the completion of the call. An audio telephonic replay of the conference call will also be available beginning approximately one hour after the completion of the call until May 9, 2016 by dialing + 1-877-344-7529 for callers in the U.S. or + 1-412-317-0088 for callers outside the U.S. and providing the conference identification number of 10084924.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash charges, other non-recurring adjustments and related tax changes, that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation charges, acquisition related costs and amortization charges related to acquisition-related intangible assets and the related tax changes, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Don Joos, David Petts, and other third parties, statements regarding future growth and market opportunities, product and technology introductions and their timing for release, and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins and operating expenses (on a GAAP and non-GAAP basis) and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the intense competition in our industry, our reliance on third parties to sell and support our products, our ability to continue to grow our cloud-based solutions, our ability to grow or maintain our premise products, supply and manufacturing risks, the impact of service disruptions or security breaches, uncertainties related to global operations, our ability to control costs as we expand our business, unforeseen difficulties in integrating acquired employees, products and technologies, inability to retain acquired customers, difficulties in managing more dispersed business operations, our ability to attract, retain and ramp new personnel, potentially longer sales cycles, uncertainties inherent in the product development cycle, our ability to identify and execute on strategic opportunities, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, the impact of mergers and consolidations in our industry, the uncertain impact of global economic conditions and foreign exchange rates, including impact on customers' purchasing decisions, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2015.

About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a leading provider of brilliantly simple unified communications (UC) products, cloud services and IP phone systems powering today's always-on workforce. Its flexible communications solutions for contact centers and cloud, onsite and hybrid UC environments eliminate complexity, reduce cost and improve productivity. Recognized for its industry-leading customer experience and support, ShoreTel's innovative contact center solutions, application integration, collaboration tools, mobility, SIP trunking and business phones enable users to communicate and collaborate no matter the time, place or device, with minimal demand on IT resources. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit www.shoretel.com.

ShoreTel, ShoreTel Connect and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries. Microsoft, Skype, Skype for Business, Lync, Lync 2013, Skype for Business 2015, Skype for Business 2016 and Office 365 are trademarks or registered trademarks of Microsoft Corporation. All other trademarks, trade names and service marks herein are the property of their respective owners.

Investor Contact:
Barry Hutton
Director, Investor Relations
408-962-2573
bhutton@shoretel.com

(Tables follow)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	March 31,	June 30,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$ 86,765	$ 82,162
Short-term investments	13,269	8,025
Accounts receivable - net	25,254	36,494
Inventories	15,469	15,053
Prepaid expenses and other current assets	15,227	14,315
Total current assets	155,984	156,049

Property and equipment - net	21,302	20,419
Goodwill	129,449	122,750
Intangible assets	21,012	22,217
Other assets	5,422	5,021
Total assets	$ 333,169	$ 326,456

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 14,194	$ 16,452
Accrued liabilities and other	18,087	19,374
Accrued employee compensation	17,976	15,311
Accrued taxes and surcharges	4,120	9,902
Deferred revenue	53,628	50,616
Total current liabilities	108,005	111,655

Long-term deferred revenue	20,558	20,659
Other long-term liabilities	4,506	4,014
Total liabilities	133,069	136,328

Stockholders' equity:

Common stock	375,715	361,695
Accumulated deficit	(175,615)	(171,567)
Total stockholders' equity	200,100	190,128

Total liabilities and stockholders' equity	$ 333,169	$ 326,456

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015

Revenue:
Product	$33,919	$39,461	$116,500	$134,081
Hosted and related services	32,768	26,961	92,654	77,076
Support and services	18,549	18,321	56,538	54,345
Total revenue	85,236	84,743	265,692	265,502
Cost of revenue:
Product	11,164	15,646	38,337	48,038
Hosted and related services	16,582	14,641	44,528	45,392
Support and services	5,054	4,534	14,494	13,116
Total cost of revenue	32,800	34,821	97,359	106,546
Gross profit	52,436	49,922	168,333	158,956
Gross profit %	61.5%	58.9%	63.4%	59.9%

Operating expenses:
Research and development	16,504	13,557	44,134	40,490
Sales and marketing	32,537	29,249	93,652	87,566
General and administrative	11,277	9,328	31,095	29,881
Settlements and defense fees	-	53	-	8,475
Acquisition-related costs	822	-	1,356	-
Total operating expenses	61,140	52,187	170,237	166,412
Loss from operations	(8,704)	(2,265)	(1,904)	(7,456)
Other income (expense), net	(276)	(392)	(1,651)	(1,208)
Loss before provision for (benefit from) income tax	(8,980)	(2,657)	(3,555)	(8,664)
Provision for (benefit from) income tax	(273)	(36)	493	467
Net loss	$(8,707)	$(2,621)	$ (4,048)	$ (9,131)
Net loss per share:
Basic and diluted	$ (0.13)	$ (0.04)	$ (0.06)	$ (0.14)

Shares used in computing net loss per share:
Basic and diluted	66,886	64,297	66,109	63,660

SHORETEL, INC. GAAP TO NON-GAAP RECONCILIATION (Amounts in thousands, except per share amounts) (Unaudited)

	Three Months Ended				Nine Months Ended
	March 31,				March 31,
	2016		2015		2016		2015
GAAP Product gross profit	$ 22,755		$ 23,815		$ 78,163		$ 86,043
Stock-based compensation charges	12	(a)	12	(a)	53	(a)	61	(a)
Amortization of acquisition-related intangibles	2	(b)	8	(b)	19	(b)	387	(b)
Litigation, settlements and defense fees	-	(c)	1,899	(c)	-	(c)	1,899	(c)
Non-GAAP Product gross profit	$ 22,769		$ 25,734		$ 78,235		$ 88,390
Non-GAAP Product gross margin	67.1%		65.2%		67.2%		65.9%

GAAP Hosted and related services gross profit	$ 16,186		$ 12,320		$ 48,126		$ 31,684
Stock-based compensation charges	288	(a)	285	(a)	955	(a)	921	(a)
Amortization of acquisition-related intangibles	985	(b)	834	(b)	2,636	(b)	2,501	(b)
Litigation, settlements and defense fees	-	(c)	-	(c)	-	(c)	482	(c)
Non-GAAP Hosted and related services gross profit	$ 17,459		$ 13,439		$ 51,717		$ 35,588
Non-GAAP Hosted and related services gross margin	53.3%		49.8%		55.8%		46.2%

GAAP Support and services gross profit	$ 13,495		$ 13,787		$ 42,044		$ 41,229
Stock-based compensation charges	121	(a)	96	(a)	468	(a)	394	(a)
Severance costs	10	(e)	-	(e)	10	(e)	-	(e)
Non-GAAP Support and services gross profit	$ 13,626		$ 13,883		$ 42,522		$ 41,623
Non-GAAP Support and services gross margin	73.5%		75.8%		75.2%		76.6%

GAAP total gross profit	$ 52,436		$ 49,922		$ 168,333		$ 158,956
Stock-based compensation charges	421	(a)	393	(a)	1,476	(a)	1,376	(a)
Amortization of acquisition-related intangibles	987	(b)	842	(b)	2,655	(b)	2,888	(b)
Litigation, settlements and defense fees	-	(c)	1,899	(c)	-	(c)	2,381	(c)
Severance costs	10	(e)	-	(e)	10	(e)	-	(e)
Non-GAAP total gross profit	$ 53,854		$ 53,056		$ 172,474		$ 165,601
Non-GAAP total gross margin	63.2%		62.6%		64.9%		62.4%

GAAP loss from operations	$ (8,704)		$ (2,265)		$ (1,904)		$ (7,456)
Stock-based compensation charges	1,929	(a)	1,725	(a)	6,861	(a)	6,310	(a)
Amortization of acquisition-related intangibles	1,893	(b)	1,664	(b)	5,232	(b)	5,353	(b)
Litigation, settlements and defense fees	-	(c)	1,952	(c)	-	(c)	10,856	(c)
Acquisition-related costs	822	(d)	-	(d)	1,356	(d)	-	(d)
Severance costs	157	(e)	-	(e)	157	(e)	-	(e)
Non-GAAP income (loss) from operations	$ (3,903)		$ 3,076		$ 11,702		$ 15,063

GAAP net loss	$ (8,707)		$ (2,621)		$ (4,048)		$ (9,131)
Stock-based compensation charges	1,929	(a)	1,725	(a)	6,861	(a)	6,310	(a)
Amortization of acquisition-related intangibles	1,893	(b)	1,664	(b)	5,232	(b)	5,353	(b)
Litigation, settlements and defense fees	-	(c)	1,952	(c)	-	(c)	10,856	(c)
Acquisition-related costs	822	(d)	-	(d)	1,356	(d)	-	(d)
Deferred tax provision arising from tax impact of above items	(8)	(f)	(84)	(f)	(632)	(f)	(646)	(f)
Severence costs	157	(e)	-	(e)	157	(e)	-	(e)
Non-GAAP net income (loss)	$ (3,914)		$ 2,636		$ 8,926		$ 12,742

Non-GAAP net income (loss) per share:
Basic	$ (0.06)		$ 0.04		$ 0.14		$ 0.20
Diluted (g)	$ (0.06)		$ 0.04		$ 0.13		$ 0.19

Shares used in computing net income (loss) per share:
Basic	66,886		64,297		66,109		63,660
Diluted (g)	66,886		66,020		67,835		65,370

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION FOOTNOTES
(Amounts in thousands)
(Unaudited)

		Three Months Ended		Nine Months Ended
		March 31,		March 31,
		2016	2015	2016	2015
(a)	Stock-based compensation included in:
	Cost of product revenue	$ 12	$ 12	$ 53	$ 61
	Cost of hosted and related services revenue	288	285	955	921
	Cost of support and services revenue	121	96	468	394
	Research and development	439	381	1,359	1,500
	Sales and marketing	572	530	2,003	1,826
	General and administrative	497	421	2,023	1,608
		$ 1,929	$ 1,725	$ 6,861	$ 6,310

(b)	Amortization of acquisition-related intangibles included in:
	Cost of product revenue	$ 2	$ 8	$ 19	$ 387
	Cost of hosted and related services	985	834	2,636	2,501
	Sales and marketing	899	822	2,570	2,465
	General and administrative	7	-	7	-
		$ 1,893	$ 1,664	$ 5,232	$ 5,353

(c)	Litigation, settlements and defense fees included in:
	Cost of product revenue	$ -	$ 1,899	$ -	$ 1,899
	Cost of hosted and related services	-	-	-	482
	General and administrative	-	53	-	8,475
		$ -	$ 1,952	$ -	$ 10,856

(d)	Direct acquisition costs included in:
	Acquisition-related costs	$ 822	$ -	$ 1,356	$ -
		$ 822	$ -	$ 1,356	$ -

(e)	Severance costs included in:
	Cost of support and services	$ 10	$ -	$ 10	$ -
	Research and development	125		125
	Sales and marketing	19		19
	General and administrative	3		3
		$ 157	$ -	$ 157	$ -

(f)	The deferred tax benefit (provision) arising from acquisition and tax impact of the items which are excluded in (a) to (e) above.

(g)	Potentially dilutive securities were not included in the compilation of diluited net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FOR Q4 2016 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	June 30, 2016

	High	Low
GAAP gross profit %	62.0%	61.0%
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	1.5%	1.5%
Non-GAAP gross profit %	63.5%	62.5%

Total GAAP operating expenses	$ 59.0	$60.0
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	$ 2.5	$ 2.5
Total non-GAAP operating expenses	$ 56.5	$57.5

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